EXHIBIT 32.2

Certification of the Chief Financial Officer Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Kingfish Holding Corporation (formerly Kesselring Holding Corporation) (the "Company") on Form 10-Q for the quarterly period ending June 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James M. La Manna, as Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and the periods covered by the Report.

A signed original of this written statement has been provided to Kingfish Holding Corporation and will be retained by Kingfish Holding Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

August 13, 2025	/s/ James M. La Manna
James M. La Manna
Chief Financial Officer
(Principal Financial Officer)